Exhibit 99.1

GCO Education Loan Funding Trust - I

Statements to Noteholders

For the period ending August 31, 2005

Pursuant to Article 12.04 of the Indenture of Trust, the following is provided to the trustee by the issuer.  The information shown in this Statement has not been independently verified, however, it is believed that the information is accurate to the best of the issuer’s knowledge.  In some circumstances, certain expenses have been accrued.

12.04 (a)                     the amount of payments with respect to each series of Notes paid with respect to principal during the preceding month;

Principal
Class	Reduction
A-1AR Notes	$6,950,000
A-2AR Notes	—
A-3AR Notes	—
B-1AR Notes	—
A-1L Notes	3,543,000
A-4AR Notes	—
A-5AR Notes	—
B-2AR Notes	—
A-2L Notes	850,000
A-3L Notes	—
A-6AR Notes	—
B-3AR Notes	—
$11,343,000

12.04 (b)                     the amount of payments with respect to each series of Notes paid with respect to interest during the preceding month;

Class	Interest Paid
A-1AR Notes	$116,783
A-2AR Notes	191,623
A-3AR Notes	136,500
B-1AR Notes	37,458
A-1L Notes	693,478
A-4AR Notes	170,240
A-5AR Notes	159,600
B-2AR Notes	43,991
A-2L Notes	1,179,821
A-3L Notes	2,026,125
A-6AR Notes	260,167
B-3AR Notes	66,111
$5,081,897

12.04 (c)                     the amount of the payments allocable to any interest that was carried over together with the amount of any remaining outstanding interest that was carried over;

Interest Carryover	$—

12.04 (d)                     the principal balance of Financed Student Loans as of the close of business on the last day of the preceding month;

Principal Balance of Financed Student Loans	$798,622,703

12.04 (e)                     the aggregate outstanding principal amount of the Notes of each series as of the close of business on the last day of the preceding month, after giving effect to payments allocated to principal reported under paragraph (a) above;

Class	Balance
A-1AR Notes	$38,550,000
A-2AR Notes	72,250,000
A-3AR Notes	50,000,000
B-1AR Notes	14,000,000
A-1L Notes	76,416,000
A-4AR Notes	32,000,000
A-5AR Notes	60,000,000
B-2AR Notes	8,000,000
A-2L Notes	138,050,000
A-3L Notes	235,000,000
A-6AR Notes	100,000,000
B-3AR Notes	25,000,000
$849,266,000

12.04 (f)                       the interest rate for any series of variable rate Notes, indicating how such interest rate is calculated;

Class	Rate
A-1AR Notes	3.500%
A-2AR Notes	3.550%
A-3AR Notes	3.660%
B-1AR Notes	3.600%
A-1L Notes	3.936%
A-4AR Notes	3.650%
A-5AR Notes	3.560%
B-2AR Notes	3.800%
A-2L Notes	3.866%
A-3L Notes	3.916%
A-6AR Notes	3.650%
B-3AR Notes	3.800%

12.04 (g)                    the amount of the servicing fees allocated to the Servicer as of the close of business on the last day of the preceding month;

Servicing fees	Fees paid
Master servicing fees	2,500
Sub-servicing fees	85,213

12.04 (h)                    the amount of the Administration Fee, any auction agent fees, market agent fees, calculation agent fees, broker-dealer fees, if any, fees paid to the Delaware Trustee, the Indenture Trustee and the Eligible Lender Trustee, all allocated as of the close of business on the last day of the preceding month;

Program Expenses	Fees Paid
Administration fee	2,500
Auction agent fees	—
Market agent fees (not applicable)	—
Calculation agent fees (not applicable)	—
Broker-dealer fees	109,822
Fees paid to Delaware Trustee	—
Fees paid to Indenture Trustee/Eligible Lender Trustee *	157,699

12.04 (i)                       the amount of the Recoveries of Principal and interest received during the preceding month relating to Financed Student Loans;

Recoveries	$6,817,102	1,759,873	8,576,975

Of the total amount recovered above, $537,680.63 was in-transit as of 08-31-05, and was received in early September.

12.04 (j)                       the amount of the payment attributable to amounts in the Reserve Fund, the amount of any other withdrawals from the Reserve Fund and the balance of the Reserve Fund as of the close of business on the last day of the preceding month;

	Balance	Withdrawals
Reserve Fund	$8,806,970	—

Acquisition Fund:

12.04 (k)                   the portion, if any, of the payments attributable to amounts on deposit in the Acquisition Fund;

$—
Total	$—

12.04 (l)                       the aggregate amount, if any, paid by the Indenture Trustee to acquire Student Loans from amounts on deposit in the Acquisition Fund during the preceding month;

$72,094,429

12.04 (m)                 the amount remaining in the Acquisition Fund that has not been used to acquire Student Loans and is being transferred to the Revenue Fund;

$—

12.04 (n)                    the aggregate amount, if any, paid for Financed Student Loans purchased from the Trust during the preceding month;

Loans Sold From the Trust	$—

12.04 (o)                     the number and principal amount of Financed Student Loans, as of the close of business on the last day of the preceding month, that are (i) 0 to 30 days delinquent, (ii) 31 to 60 days delinquent, (iii) 61 to 90 days delinquent, (iv) 91 to 120 days delinquent, (v) greater than 120 days delinquent and (vi) for which claims have been filed with the appropriate Guarantee Agency and which are awaiting payment;

Delinquencies	Number	Principal
0 - 30 days *	339	$10,132,543
31 - 60 days	497	16,687,178
61 - 90 days	233	7,792,965
91 - 120 days	127	4,416,119
Over 120 days	262	9,320,244
Claims filed	25	602,770
	1,483	$48,951,820

* One subservicer does not provide information on delinquent loans that may fall in the 0 - 30 day catergory.

12.04 (p)                     the Value of the Trust Estate and the Outstanding principal amount of the Notes as of the close of business on the last day of the preceding month; and

Value of the Trust Estate	Balance	Accrued Interest	Total
Revenue Fund (Including Capitalized Interest Account)	$15,595,997	$60,938	$15,656,935
Reserve Fund	8,806,970	26,604	8,833,574
Acquisition Fund	—	62,656	62,656
Redemption Fund	211,293	576	211,870
Student Loan Receivable	798,622,703	7,628,762	806,251,465
Total	$823,236,963	$7,779,535	$831,016,499

Class	Balance	Accrued Interest	Total
A-1AR Notes	$38,550,000	$82,454	$38,632,454
A-2AR Notes	72,250,000	106,870	72,356,870
A-3AR Notes	50,000,000	66,083	50,066,083
B-1AR Notes	14,000,000	21,000	14,021,000
A-1L Notes	76,416,000	50,132	76,466,132
A-4AR Notes	32,000,000	6,489	32,006,489
A-5AR Notes	60,000,000	53,400	60,053,400
B-2AR Notes	8,000,000	1,689	8,001,689
A-2L Notes	138,050,000	88,956	138,138,956
A-3L Notes	235,000,000	153,386	235,153,386
A-6AR Notes	100,000,000	—	100,000,000
B-3AR Notes	25,000,000	—	25,000,000
	$849,266,000	$630,460	$849,896,460

12.04 (q)                     the number and percentage by dollar amount of (i) rejected federal reimbursement claims for Financed Student Loans, (ii) Financed Student Loans in forbearance, and (iii) Financed Student Loans in deferment.

	Number	Principal	%
Rejected federal reimbursement claims	—	$—	0.00%
Financed Student Loans in forbearance	1,815	78,627,924	9.85%
Financed Student Loans in deferment	3,423	127,709,415	15.99%

* Relates to trustee fees paid during the months of June and July, 2005.